Exhibit 5.1

draft
Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

November 14, 2022

Meta Platforms, Inc.
1601 Willow Road

Menlo Park, California 94025

Ladies and Gentlemen:

We have acted as special counsel to Meta Platforms, Inc., a Delaware corporation (the “Company”) in connection with the Company’s offer (the “Exchange Offer”) to exchange its 3.500% Senior Notes due 2027 (the “2027 Exchange Notes”), 3.850% Senior Notes due 2032 (the “2032 Exchange Notes”), 4.450% Senior Notes due 2052 (the “2052 Exchange Notes”) and 4.650% Senior Notes due 2062 (the “2062 Exchange Notes” and, together with the 2027 Exchange Notes, the 2032 Exchange Notes and the 2052 Exchange Notes, the “Exchange Notes”), issued pursuant to an indenture dated as of August 9, 2022 (the “Base Indenture”), as supplemented by the first supplemental indenture dated as of August 9, 2022 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee, for any and all of its outstanding 3.500% Senior Notes due 2027 (the “2027 Original Notes”), 3.850% Senior Notes due 2032 (the “2032 Original Notes”), 4.450% Senior Notes due 2052 (the “2052 Original Notes”) and 4.650% Senior Notes due 2062 (the “2062 Original Notes” and, together with the 2027 Original Notes, the 2032 Original Notes and the 2052 Original Notes, the “Original Notes”) pursuant to the registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that the Exchange Notes, when the Exchange Notes are executed, authenticated and delivered in exchange for the Original Notes in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Exchange Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended; (ii) the Indenture and the Exchange Notes are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of any of the Exchange Notes.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Davis Polk & Wardwell LLP